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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                                                Percentage Ownership
                                                                --------------------
DIRECT  SUBSIDIARIES
--------------------

Value Network Service, Inc. a Delaware corporation                              100%
Florists' Transworld Delivery, Inc., a Michigan corporation                     100%
FTD International, Inc., a Delaware corporation                                 100%


SUBSIDIARIES OF FLORISTS' TRANSWORLD DELIVERY, INC.
---------------------------------------------------

FTD Holdings, Incorporated, a Delaware corporation                              100%

FTD of Canada Inc., a Canada corporation                                        100%

FTD.COM INC., a Delaware corporation                                             83%


SUBSIDIARIES OF FTD HOLDINGS, INCORPORATED
------------------------------------------

Renaissance Greeting Cards, Inc., a Maine corporation                           100%


SUBSIDIARIES OF FTD INTERNATIONAL, INCORPORATED
-----------------------------------------------

Florists Transworld Delivery de Mexico, S. de R.L. de C.V.                      100%